Exhibit 23.3

                                                                                                                    RLI
                                                                                                                    March 15, 2004

Consent of Independent Auditors

The Board of Directors
Moog Inc.:

We hereby consent to the incorporation by reference in the Moog Inc. Registration Statements to be filed on Form S-3 of our report dated November 6, 2002 relating to the consolidated balance sheet of Moog GmbH (a wholly-owned subsidiary of Moog Inc.) and subsidiaries as of September 30, 2002 and the related consolidated statements of earnings, shareholders' equity, and cash flows for the years ended September 30, 2002 and September 30, 2001, which report appears in the Moog Inc. annual report on Form 10-K for the year ended September 27, 2003. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

Stuttgart, March 15, 2004

/s/ PricewaterhouseCoopers
GmbH
Wirtschaftsprufungsgesellschaft